Exhibit 99.3

SUBMERSIBLE SYSTEMS, LLC

CONDENSED BALANCE SHEET

	June 30, 2021	December 31, 2020
	Unaudited
ASSETS
Current Assets
Cash	$485,320	$393,313
Accounts receivable – net	46,545	37,457
Inventory, net	413,625	489,701
Prepaid expenses and other current assets	26,229	6,722
Total current assets	971,719	927,193

Property, equipment and leasehold improvements, net	52,564	45,406
Other assets	9,834	9,916

Total assets	$1,034,117	$982,515

Liabilities and members’ equity
Current liabilities
Accounts payable and accrued liabilities	$110,738	$124,768
Customer deposits and unearned revenue	556	10,281
Other liabilities	11,952	7,696
Total current liabilities	123,246	142,745

Loan payable	116,160	116,160
Total liabilities	239,406	258,905

Commitments and contingencies (see note 5)	-	-

Total members’ equity	794,711	723,610

Total liabilities and members’ equity	$1,034,117	$982,515

The accompanying notes are an integral part of these unaudited condensed financial statements

SUBMERSIBLE SYSTEMS, LLC

CONDENSED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30

(UNAUDITED)

	2021	2020
Net revenues
Net revenues	$779,604	$583,275

Cost of net revenues
Cost of net revenues	639,668	496,918
Total cost of revenues	639,668	496,918

Gross profit	139,936	86,357

Operating expenses
Selling, general and administrative	185,341	146,767
Research and development costs	3,292	11,234
Total operating expenses	188,633	158,001

Loss from operations	(48,697)	(71,644)

Other income (expense)
Gain on forgiveness of PPP Loan	116,160	-
Other income (expense), net	4,450	-
Interest expense	(812)	1,393
Total other income, net	119,798	1,393

Net income (loss)	$71,101	$(70,251)

The accompanying notes are an integral part of these unaudited condensed financial statements

SUBMERSIBLE SYSTEMS, LLC

CONDENSED STATEMENT OF CHANGES IN MEMBERS’ EQUITY

FOR THE SIX MONTHS ENDED JUNE 30, 2021 AND 2020

Total Members’ Equity
Balance, December 31, 2020	$723,610
Net Income	71,101
Balance, June 30, 2021 (unaudited)	$794,711

Total Members’ Equity
Balance, December 31, 2019	$736,112
Net loss	(70,251)
Balance, June 30, 2020 (unaudited)	$665,861

The accompanying notes are an integral part of these unaudited condensed financial statements

SUBMERSIBLE SYSTEMS, LLC

CONDENSED STATEMENT OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30

(UNAUDITED)

	2021	2020
Cash flows from operating activities:
Net income (loss)	$71,101	$(70,251)
Adjustments to reconcile net income (loss) to cash used in operating activities:
Depreciation and amortization	10,757	11,875
Gain on forgiveness of PPP loan	(116,160)	-
Changes in operating assets and liabilities
Change in accounts receivable	(9,088)	(10,446)
Change in inventory	76,076	(27,081)
Change in prepaid expenses and other current assets	(19,506)	(6,292)
Change in other assets	82	1,502
Change in accounts payable and accrued liabilities	(14,030)	(23,801)
Change in customer deposits and unearned revenue	(9,726)	58,706
Change in other liabilities	4,256	(3,324)
Net cash used in operating activities	(6,238)	(69,112)

Cash flows from investing activities:
Purchase of fixed assets	(17,915)	(1,920)
Net cash used in investing activities	(17,915)	(1,920)

Cash flows from financing activities:
Proceeds from PPP loan	116,160	116,160
Net cash provided by financing activities	116,160	116,160

Net change in cash	92,007	45,128

Cash, beginning of period	393,313	323,544
Cash, end of period	$485,320	$368,672

Supplemental disclosures of cash flow information:
Cash Paid for Interest	$-	$-

Cash Paid for Income Taxes	$-	$-

The accompanying notes are an integral part of these unaudited condensed financial statements

Note 1. Company Overview

Located in Huntington Beach, California, Submersible Systems, LLC (the “Company”) was incorporated as Submersible Systems, Inc in the State of California in 1979. The Company was acquired in 2015 by Summit Acquisition, LLC and changed its name to Submersible Systems, LLC, and re-organized under the laws of the State of Florida. The primary focus of the Company is manufacturing, assembling and selling life-saving breathing systems worldwide under brand names including Spare Air, HEED, and Easy Dive.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation:

The accompanying unaudited condensed financial statements have been prepared the rules and regulations of the Securities and Exchange Commission (“SEC”). Accordingly, such interim financial statements do not include all the information and footnotes required by generally accepted accounting principles in the United States (“GAAP”) for complete annual financial statements. The information furnished reflects all adjustments, consisting only of normal recurring items which are, in the opinion of management, necessary in order to make the financial statements not misleading. The balance sheet as of December 31, 2020 has been derived from the Company’s annual financial statements that were audited by an independent registered public accounting firm. These financial statements should be read in conjunction with the audited financial statements and notes thereto which are included in this Current Report on Form 8-K/A for a broader discussion of our business and the risks inherent in such business. The results of operations for the periods presented are not necessarily indicative of the results to be expected for the full year.

Cash and Cash Equivalents

For financial reporting purposes, the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash deposits. Accounts at each institution are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. At June 30, 2021 and December 31, 2020, the Company had $271,179 and $159,236 in excess of the FDIC insured limit, respectively.

Accounts Receivable

Accounts receivable consist of amounts due from the sale of the Company’s products to wholesale and retail customers. The allowance for doubtful accounts is estimated based on historical customer experience and industry knowledge. As of June 30, 2021 and December 31, 2020 there was no allowance for doubtful accounts.

As of June 30, 2021 and December 31, 2020, the Company had three accounts that individually comprised over 10% of outstanding accounts receivable and in the aggregate comprised 58.4% and 50.1% of outstanding accounts receivable, respectively. Additionally, the Company had one customer that comprised 11.4% and 11.3 % of revenue for the six months ended June 30, 2021 and 2020, respectively.

Inventory

Inventory consists of the following as of:

	June 30, 2021	December 31, 2020
	(unaudited)
Raw materials	$213,144	$229,768
Work in process	95,793	126,517
Finished goods, net	104,688	133,416
Total Inventory, net	$413,625	$489,701

As of December 31, 2020, the Company recorded reserves for slow moving or obsolete inventory of $26,175. There was no additional reserve for slow moving or obsolete inventory during the six months ending June 30, 2021.

Revenue Recognition

We account for revenues in accordance with the Accounting Standard Codification topic 606, “Revenue from Contracts with Customers” and all the related amendments. This standards core principal is that a company should recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the company expects to receive.

We recognize the sale of products under single performance obligations upon shipment of the units as that is when ownership is transferred and performance is completed. Revenues from repair and maintenance activities is recognized when the repairs are completed and the units have been shipped.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases, which will amend current lease accounting to require lessees to recognize (i) a lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis, and (ii) a right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. ASU 2016-02 does not significantly change lease accounting requirements applicable to lessors; however, certain changes were made to align, where necessary, lessor accounting with the lessee accounting model. This standard will be effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. The Company is currently reviewing the provisions of this ASU to determine if there will be any impact on its results of operations, cash flows or financial condition.

Note 3. Accounts Payable and Accrued Liabilities

Accounts payable and accrued liabilities consists of the following as of:

	June 30, 2021	December 31, 2020
	(unaudited)
Accounts payable trade and other	$53,832	$76,228
Accrued payroll and fringe benefits	51,471	41,624
Accrued payroll taxes and withholding	5,435	6,916
	$110,738	$124,768

As of June 30, 2021, the Company had one vendor and as of December 31, 2020, the Company had two vendors that comprised more than 10% of total purchases and in the aggregate comprised 16.4% and 23.8% of total purchases, respectively.

Note 4. Loans Payable

On May 1, 2020, the Company received an unsecured loan from City National Bank in the principal amount of $116,160 (the “SBA Loan I”), under the Paycheck Protection Program (“PPP”), pursuant to a two-year promissory note, under the Paycheck Protection Program (“PPP”), which was established under the recently enacted Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) administered by the U.S. Small Business Administration (“SBA”). The intent and purpose of the PPP is to support companies, during the COVID-19 pandemic, by providing funds for certain specified business expenses, with a focus on payroll. As a qualifying business as defined by the SBA, the proceeds from this loan were used to primarily help maintain our payroll and cover rent and utilities as the Company navigated its business through the lockdowns associated with the COVID-19 pandemic.

The term of the note is two years from the disbursement date, though it may be payable sooner in connection with an event of default under the note. The SBA Loan I carries a fixed interest rate of one percent per year, with the first payment due seven months from the date of initial cash receipt. To date, the payments have been waived by the SBA.. Under the CARES Act and the PPP, certain amounts of loans made under the PPP may be forgiven if the recipients use the loan proceeds for eligible purposes, including payroll costs and certain rent or utility costs, and meet other requirements regarding, among other things, the maintenance of employment and compensation levels. This PPP loan was forgiven on April 21, 2021 under the terms of the CARES Act. As of June 30, 2021 and December 31, 2020, there was $0 and $116,160 outstanding under this note, respectively.

On May 12, 2021 the Company received a second unsecured loan from City National Bank in the principal amount of $116,160 (the “SBA Loan II”), under the PPP with the same terms as the note for the SBA Loan I. We used the SBA Loan II for qualifying expenses and have applied for forgiveness of the SBA Loan II in accordance with the terms of the CARES Act. The loan balance as of June 30, 2021 and December 31, 2020 was $116,160 and $0, respectively. On October 15, 2021 the SBA Loan II was forgiven in full, in accordance with the terms of the CARES Act.

Note 5. Commitment and Contingencies

Commitment

On January 4, 2018, the Company entered into a sixty-one month term lease renewal for its facility in Huntington Beach, California, commencing on February 1, 2018. Base rent was approximately $9,300 per month for the first 12 months with a 2.5% annual escalation throughout the term. The Company paid a security deposit of $8,450 with the initial lease that ended with the renewal.

At June 30, 2021, future minimum lease payments under operating lease agreements are as follows:

2021 (6 months)	$60,091
2022	122,935
2023	10,265
Total	$193,291

Rent expenses amounted to approximately $59,800 and $58,400 for the six months ended June 30, 2021 and 2020.

Legal Contingencies

There are no pending significant legal proceedings to which the Company is a party for which management believes the ultimate outcome would have a material adverse effect on the Company’s financial position.

Note 6. Subsequent Events

The Company was converted from a Florida limited liability company to a Florida corporation effective July 1, 2021.

On September 3, 2021, the holders of all of the outstanding shares of common stock, par value $0.0001 per share, of Submersible Systems, Inc. (the “Sellers”) executed an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Brownie’s Marine Group, Inc. (“Purchaser”) and Submersible Acquisition, Inc., a Florida corporation and newly formed wholly owned subsidiary of the Purchaser (“Acquisition Subsidiary”). Pursuant to the terms of the Merger Agreement, the Company merged with and into the Acquisition Subsidiary, with the Company being the surviving company (the “Merger”).

Pursuant to the terms and conditions of the Merger Agreement, the Company acquired all of the Submersible Shares from the Sellers for an aggregate purchase price of $1,750,000 (the “Merger Consideration”), which was paid to the Sellers at closing by issuance to the Sellers of (a) 8% convertible promissory notes in the aggregate principal amount of $350,000 (the “Notes”), and (b) an aggregate of 27,305,442 shares (the “ Merger Shares”) of the Company’s common stock, par value $0.0001 per share, at a price of approximately $0.05127 per share.

The Merger Shares received by the Sellers are subject to a leak-out restriction commencing on the date of issuance, as follows: (i) up to 12.5% may be sold after 6 months; (ii) up to 25% may be sold after 9 months; (iii) up to 75% may be sold after 24 months; and (iv) up to 100% may be sold after 36 months from the date of issuance. Notwithstanding the foregoing, the leak-out restriction may be waived by the Company under certain conditions.

On October 15, 2021 the SBA Loan II was forgiven in full, in accordance with the terms of the CARES Act.

The Company evaluated its financial statements for subsequent events through December 15, 2021, the date the financial statements were available to be issued. The Company is not aware of any other subsequent events which would require recognition or disclosure that have not already been disclosed above.